Exhibit 4.1

NUMBER GDSTU	UNITS

GOLDENSTONE ACQUISITION LIMITED

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP 38136Y 201

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK, ONE REDEEMABLE WARRANT, AND
ONE RIGHT TO RECEIVE ONE-TENTH OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _________________________________________________________________________ is the owner of _________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Goldenstone Acquisition Limited, a Delaware corporation (the “Company”), one redeemable warrant (the “Warrant(s)”), and one right (the “Right(s)”). Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one share of Common Stock at a price of $11.50 per full share (subject to adjustment), upon the later to occur of (i) the Company’s completion of a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) 12 months from the closing of the Company’s initial public offering. Every ten Rights entitles the holder thereof to receive one share of Common Stock upon the consummation of the Business Combination. The Common Stock, Warrants and Rights comprising the Units represented by this certificate are not transferable separately prior to the 52nd day after the date of the prospectus relating to the closing of the Company’s initial public offering (“IPO”), subject to earlier separation in the discretion of Maxim Group LLC, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin. The terms of the Warrants and Rights are governed by a warrant agreement (the “Warrants Agreement”) and rights agreement (the “Rights Agreement”) respectively, dated as of [●], 2021, between the Company and Continental Stock Transfer & Trust Company, as the warrant agent and rights agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The copies of Warrant Agreement and Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, New York, New York 10004 and is available to Warrants holder and Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman of the Board	Chief Executive Officer

Goldenstone Acquisition Limited

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the common stock underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

3